UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2014

ANADARKO PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2014, Anadarko Petroleum Corporation, its wholly owned subsidiary Kerr McGee Corporation (together with its subsidiaries, “Kerr-McGee,” and collectively with Anadarko Petroleum Corporation, “Anadarko”) and certain other subsidiaries entered into a settlement agreement with the Anadarko Litigation Trust and the United States of America, in its capacity as plaintiff-intervenor in the Tronox Adversary Proceeding and acting for and on behalf of certain U.S. government agencies, to resolve all claims asserted in the Tronox Adversary Proceeding.

Under the terms of the settlement agreement, in exchange for a complete release of all claims asserted against Kerr-McGee, Anadarko has agreed to pay a total of $5.15 billion to the plaintiffs, which represents a principal sum of approximately $3.981 billion and 6% interest thereon from the filing of the complaint in May 2009. In addition, Anadarko has agreed to pay interest on the above amount from the date that the settlement agreement is lodged with the Bankruptcy Court through the date of payment of the settlement amount, with the interest rate for the first 180 days after lodging of the settlement agreement with the Bankruptcy Court being at a rate of 1.5%, and thereafter at a rate of 1.5% plus One Month LIBOR (as such term is defined in the settlement agreement). The Litigation Trust has agreed to release claims against Anadarko and its affiliates asserted in the Tronox Adversary Proceeding and related thereto; and Anadarko has agreed to release such claims against the Litigation Trust, the trustee and other associated persons. The U.S. Government (representing federal agencies that filed claims in the Tronox bankrupcty) and Anadarko have also provided covenants not to sue each other with respect to certain claims and causes of action. The U.S. Government will also provide contribution protection from third party claims seeking reimbursement from Anadarko at more than 4,000 sites covered by the covenants not to sue.

The settlement agreement is subject to recommendation by the U.S. Bankruptcy Court and approval of the U.S. District Court, both in the Southern District of New York, and the issuance of an injunction barring similar claims from being asserted by third parties.

The Company expects the Tronox Adversary Proceeding to be stayed pending final approval of the settlement agreement. The settlement payment is to be made after the District Court’s approval of the settlement agreement and issuance of the injunction are final and non-appealable. The claims asserted in the Tronox Adversary Proceeding will be dismissed with prejudice after the settlement payment is made. This process is currently expected to be completed prior to the end of the third quarter of 2014.

The foregoing description of the settlement agreement does not purport to be complete and is qualified in its entirety by reference to the settlement agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On April 3, 2014, Anadarko issued a press release regarding the settlement agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1*	Settlement Agreement dated as of April 3, 2014 by and among (1) the Anadarko Litigation Trust, (2) the United States of America in its capacity as plaintiff-intervenor in the Tronox Adversary Proceeding and acting for and on behalf of certain U.S. government agencies and (3) Anadarko Petroleum Corporation, Kerr-McGee Corporation and certain other subsidiaries

99.1*	Press Release dated April 3, 2014

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)

Date: April 3, 2014	/s/ Robert K. Reeves
Robert K. Reeves Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1*	Settlement Agreement dated as of April 3, 2014 by and among (1) the Anadarko Litigation Trust, (2) the United States of America in its capacity as plaintiff-intervenor in the Tronox Adversary Proceeding and acting for and on behalf of certain U.S. government agencies and (3) Anadarko Petroleum Corporation, Kerr-McGee Corporation and certain other subsidiaries

99.1*	Press Release dated April 3, 2014

*	filed herewith